VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 1




                                   VCA ANTECH

                              MODERATOR: TOM FULLER
                                FEBRUARY 21, 2008
                                  3:30 P.M. CT



Operator:

          Good day and welcome everyone to the VCA Antech fourth quarter and year-end 2007 earnings results conference call and Web cast.

          Before we commence the discussion, I would like to preface the comments made today with a statement regarding forward-looking information. The information contained in this presentation includes forward-looking statements that involve risks and uncertainties. Such statements appear in a number of places in the presentation and include statements regarding our intent, our belief, or current expectations with respect to our revenues and operating results of future periods, our expansion plans, and our business strategy and ability to successfully execute on that strategy.

          We caution you not to place undue reliance on such forward-looking statements. Such statements are not guarantees of our future performance and involve risks and uncertainties. Our actual results may differ materially from those projected in this presentation for the reasons, among others, discussed in our filings with the Securities and Exchange Commission.

          The information in this presentation concerning our forecast for future periods represents our outlook only as of today's date, February 21st, 2008, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new developments or otherwise.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 2


          Listeners should also be aware that today's discussion includes reference to several non-GAAP financial measures, which management believes are useful to an understanding of our business. A reconciliation of these non-GAAP measures to the most comparable GAAP measure will be posted on our Web site at www.investor.vcaantech.com. Our earnings and guidance releases are available on our Web site. In addition, an audio file of this conference call will be available on our Web site for a period of three months.

          At this time, I would like to turn the conference over to our chief financial officer, Tom Fuller. Please go ahead, sir.

Tom Fuller:

          Thank you, Sara and thank you all for joining us for the fourth quarter 2007 WOOF earnings call. Before Bob goes through some qualitative comments on the quarter and the year, I would like to go through some of the operating results.

          As all of you know, we pre-released earnings, did preliminary announce it back on February 4th of 2008, and the results released today are pretty much in line with what we released previously on the - on the fourth of February.

          For the year, we had a very good year, I think, almost 20 percent,
          19.2 [19.8] percent increase in EPS, from $1.16 adjusted EPS in 2006 - $1.16 to adjusted EPS - EPS in 2007 for the full year, at $1.39, which is net of about a 2 cent credit for the year, due to an adjustment to our worker's comp reserves. In the fourth quarter, we did adjust our workers comp reserves for policy periods prior to 2007 for about ($3.5) million pretax, or $2.2 million after tax, or for the quarter, about 3 cents a share. So, we reported 29 cents per diluted share in the fourth quarter of 2007, less a 3 cent adjustment - adjustment to our worker's comp reserves. Our adjusted earnings per share is 26 cents compared to 23 cents in the prior year for a 13 percent growth rate.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 3


          For the quarter, on consolidated basis, revenues grew 17.3 percent, adjusted again for worker's comp. Gross profit increased 7.3. Operating profit increased 8.8 percent, and, as I said, diluted earnings per share increased 13 percent to 26 cents per share. We did because of the - excuse me - because of the - a little slowdown in revenue growth in the lab and the hospitals saw some margin decline.

          And gross profit margins were down 210 basis points to 23.3 percent in the current quarter. Operating margin is down 120 basis points -
          (down) to 15.6 for the quarter. So, overall, I think we had a very strong year, a little weakness in the fourth quarter, but revenue is up 17 percent and EPS up 13 percent on adjusted basis.

          Antech Diagnostics reported 8.4 percent revenue growth to $68.6 million. Internal growth in the lab adjusted for one less business day was 9.1 percent. On that adjusted revenue growth, we saw adjusted gross profit increasing 9.2 percent and adjusted operating income increasing 10.1 percent, and a 50 basis point margin improvement from
          37.5 percent in the prior year to 37.8 [38] percent adjusted operating margin in the current fourth year quarter.

          I'll also point out that the margin of 38.0 percent for the fourth quarter is down sequentially compared to the 41.4 percent in the third quarter of `07 due to seasonality. Third quarters and second quarter - our strongest quarters. Seasonally, the revenue drops off in the fourth quarter, and the margins typically go down. So, it's very typical, although we did see 50 basis point improvement over the - over the prior year.

          The laboratory components of the growth rate - 9.1 percent adjusted for days, internal growth 8.3 percent increase in number of requisitions to 2,833,000 reqs for the quarter and a 0.8 percent increase to $24.06 increase in average revenue per requisition. Total requisitions for the quarter was 2,852,000, and the average requisition, as I said, was $24.06. We ended the quarter with 36 laboratories, I think, again, with 9.1 percent internal growth, 50 basis points improvement. The lab had a pretty decent quarter.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 4


          VCA Animal Hospitals revenue increased 21.8 percent to $209 million, again down sequentially to the $229 million in Q3 of `07 due to seasonality and other factors. The increase of - in the prior year of 21, almost 22 percent in the fourth quarter due to acquisition (which include) Healthy Pet and other acquisitions during the year and internal growth.

          Adjusted gross profit, again adjusting for the worker's comp credit we took in the fourth quarter, increased 8 percent. Same - adjusted gross profit margins were down 190 basis points to 14.8. Same-store margins were down 170 basis points. Operating income margins were down 160 basis points to 12 percent on 2.5 percent internal growth in the lab [hospital] division, which again is adjusted for one more business day, actually. The components of the 2.5 percent growth - 5.4 percent increase in average order to $136.27, offset by a 2.8 percent decrease in the number of orders given as a total, same-store growth in the lab [hospital] division adjusted for one more day of 2.5 percent.

          We had a fantastic year, I think, for acquisitions in the year, although we made no acquisitions in the fourth quarter. So, we ended the year with 29 hospitals, $57 million of revenue in addition to the roughly $80 million we acquired in annual basis for the Pet - Healthy Pet acquisition in June 1st of 2007. We did, though, hit the 2008 year strong, 15 hospitals acquired year to date with $33 million in revenue, and then we made an investment in a Canadian company with 21 hospitals in western Canada.

          So for the hospital count, we started the quarter with 441 hospitals acquired, zero hospitals merged, closed three hospitals in the quarter with 438 hospitals. Healthy Pet, which I mentioned, we acquired on June 1st. We acquired 44 hospitals; we closed two for a net of 42 hospitals. Integration is substantially complete. This is our second full quarter, pretty much performing as we expect, but their margins are slightly below our margins. They contributed roughly $19 million to the fourth quarter revenue, and integration, as I said, is substantially complete.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 5


          Medical technology - Sound Technologies revenue is - was roughly flat for the quarter at a little shy of 14 million, saw some decline in gross profit and operating income. Operating income down almost $780,000, margins down from 15.1 to 19 - 9.8 percent, rather, in 2007. Overall, though, a very strong year for Sound Technologies, 19 percent revenue growth for the year, and as we saw operating income of 23 percent and a 19 percent growth.

          Turning to the balance sheet, we ended the quarter with almost $111 million in cash, $560 million in debt consisting of $528 million on our senior credit facility, which, you may recall, we increased to $160 million back in June to finance the Healthy Pet acquisition. Of that $528 million, $425 million of that we have interest rate swaps. We switch fixed interest rate at a average rate of 4.35 percent, so plus 150 basis point margin. We have roughly fixed debt at 5.85 percent, and the remaining 103 million floats at LIBOR plus 150. LIBOR currently is about 3 percent.

          For the quarter, cash flows were actually down slightly. Operating cash flow was $35.2 million compared to $36.2 million in the prior year. Most of that is due to the increased interest fixed cost, due to additional borrowings in June of 2007, and then timing - excuse me - timing of our tax payments. Year to date, though, great cash flow, $170.4 million for the year, up 34.3 percent over the prior year. Cap ex for the quarter was $10.7 million, and for the year, that puts us at $48.7 million.

          That's the overview of the results. Bob will go into the - some qualitative analysis. Before that, I also mentioned we also reaffirmed our annual guidance for the year. Revenues of $1.3 billion to $1.33 billion, which resulted in diluted earnings per share goal of $1.55 to $1.60 per share. And that's based on our growth assumptions, internal growth, and laboratory of 5 to - excuse me, 8 percent to 10 percent, hospitals same-store growth of 3 percent to 5 percent, and $50 million to $60 million of acquisitions in the hospital division.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 6


          I'll point out again year to date, we've already done $33 million, so we're well on our way to hitting that - hitting that target. I think it's - given the fourth quarter and the entire year, we're still very optimistic about the favorable trends in the animal health care industry. Our guidance for the year - for 2008 is for the full year. We believe that tough comparisons in the first and second quarter of 2007 due to the pet food recall and other factors. Due to those factors, our near-term growth may be at the low end or even possibly slightly below our annual guidance. In terms of where we are in January, we started - as we entered January, we continue to see some weaknesses we saw in December. Our internal growth rates are variable, but they appear to be moving in the right direction and improving.

          And now, Bob will go through the - some operating qualitative analysis.

Bob Antin:

          Thank you, Tom. I'll start, and briefly on the hospitals, the hospitals did a great job, particularly on the acquisitions side. We were able to add Healthy Pet and 29 other hospitals and paid approximately what we have in the past, close to 101 times sales. We were - we're very excited throughout the year.

          In addition to be able to grow - growing the hospitals nicely, we did this speed bump and in the latter part of the fourth quarter, as reported, was we believe - was a result of the economy. Nevertheless, we were still able, over the course of the year, to continue our focus on education in the hospitals, having 130 interns under training and also 35 residencies funded either at the universities or inside of our own hospitals, which is a great thing, and it continues the platform that we have on the hospitals side.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 7


          As Tom mentioned, we're very, very excited. We invested and became partners with a Canadian group who's expanding throughout Canada, in their effort to own hospitals and to mirror what we've done in the United States. We have a minority interest. We have a team that's up there, that's been doing it for five years, and we're very excited about the opportunity to expand our capabilities in Canada.

          On the lab side, throughout the first three quarters, our growth was significant. And like the hospital side, during the fourth quarter, particularly the latter part of the fourth quarter, we felt the effects of, among other things, the economy, and we slowed. The wonderful part about the lab, in spite of that, we still were able to get improvement in the margins, 200 basis points for the year and 50 basis points for the quarter. So, we've been tested on the lab side and demonstrated the fact that it is (leverageable), and some of the costs are controllable to revenue.

          We continue to maintain our position in sound technology as the leader of the industry. We like the direction the sales are going, the products going. We also like the direction that the industry is going. From the internal standpoint, hospitals are investing in technology and looking for higher qualities of care, which drive all of our businesses and all of our strategy.

          I'd like to now open it up to questions.

Operator:

          Thank you. The question-and-answer session will be conducted electronically. To signal for a question, please press star one on your telephone keypad. Again, star one to signal for a question. A reminder if you are still - if you are using a speaker phone, please make sure your mute function is turned off to allow your signal to reach our equipment. We'll pause for just a moment to assemble the roster.

          We'll take our first question from Ryan Daniels, William Blair & Company.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 8


Ryan Daniels:

          Yes, good afternoon, guys.

Bob Antin:

          Hi, Ryan.

Ryan Daniels:

          A couple of quick questions here. First, when we look at some of the same-store trends, I know, Tom, you mentioned that things continue to improve through January. Have you been able to spend any more time doing incremental analysis, looking at, you know, different markets where the housing markets are weaker, looking at different procedure types, maybe those that you would internally consider to be more discretionary to see if, on a national basis, you're seeing those pockets of weakness that might correlate to the economy or to certain procedures?

Bob Antin:

          Ryan, this is Bob. We have, and I will tell you from the geography and more particularly from the revenue categories inside the company, they were down across the board.

Ryan Daniels:

          OK.

Bob Antin:

          It - throughout all of our categories that we measure, we saw an across-the-board reduction, particularly the latter part of the quarter. There are circumstances, particular areas, but nothing that really stands out that might have been affected by large layoffs. But throughout the country, we felt that as we did in the lab side as well, which indicated that our hospital experience was similar to that faced by other hospitals.

          Now, as you would expect, we do have circumstances in our hospitals. Some hospitals did very well, but overall, the revenue categories in our hospitals were across the board down.

Ryan Daniels:

          OK. That's helpful color. And then have you tried to parse out further, you know, some of the things that you mentioned outside of the economy for the weakness like California and the wildfires there. Obviously, we had a lot worse weather in the northeast and midwest,


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                       Page 9


          and I'm sure you saw closures and then the drop-off in the holidays. I guess some of that - it's probably to determine if it was due to the economy here or just people traveling, but have you tried to parse that out a little more to determine some of the derivative impact of each of those things?

Bob Antin:

          We have. But one of the - one of the things you try as management of the company is to blame it on the - on the weather.

Ryan Daniels:

          Yes.

Bob Antin:

          But there's little doubt that we were impacted by fires, by weather, even by the fact that the Monday and Tuesday of Christmas, the Monday and Tuesday of New Year's - last year, it fell on a Sunday. Sunday doesn't impact our business very much. Monday did this year, so it had an impact on us. I think one of the - one of the comments that Tom made was that our - the feeling that we had and the weakness that we experienced December did follow over to parts of January, but we have seen - we have seen an improvement from that.

          Now, unfortunately for us, it is choppy, but we have seen - we have seen an improvement through it. But it's hard to - it's hard to predict whether or not that's a trend, but it certainly is choppy. And it is, and it has improved as the weeks have gone by.

Ryan Daniels:

          And how quickly do you get data as this has improved, you know, through the first three weeks of January? We're sitting here through, you know, the first six weeks of the year through kind of first two weeks in February.

Bob Antin:

          We get - we're pretty current on the data.

Ryan Daniels:

          OK.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 10


Bob Antin:

          So we're pretty accurate when we say that we turned the corner of the year, we had similar characteristics to December, and, you know, as we approach the latter parts and into February, it has improved.

Ryan Daniels:

          Yes.

Bob Antin:

          But I reiterate it is choppy.

Ryan Daniels:

          Right.

Bob Antin:

          It's choppy, and we've seen that in other - in other areas in the industry as well.

Ryan Daniels:

          OK. And then ...

Bob Antin:

          Encouraged. We're encouraged by it.

Ryan Daniels:

          Right.

Bob Antin:

          But again, this is the first time we've been through the economic - what we think is an economic impact.

Ryan Daniels:

          Sure. OK, and then maybe a couple more quick ones, Bob. Just on the deal front, obviously an extremely strong start to the year. Could you talk a little bit about, in those transactions, what you paid for those? Are those multiples pretty similar than what the pipeline looks like, now that you've had such an aggressive first six weeks? Have you tapped into that, or is it still pretty full?


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 11


Bob Antin:

          The pipeline - the pipeline is very, very healthy, and I think there are a number of contributors to it. Certainly, one is the concern the capital gains rate may change. There's - is good feeling inside the seller's community because the (counsel) over the years has changed. There are other competitors that are - that are in the industry that have increased the awareness in decision making.

          And our pipeline is pretty good. It's a pretty good pipeline right now.

Ryan Daniels:

          And the multiples on those pretty similar, (we assume)?

Bob Antin:

          There within a few points of about 105 percent.

Ryan Daniels:

          OK.

Bob Antin:

          (Without) trailing sales. And, you know, it depends on the type of hospital.

Ryan Daniels:

          And then the last one, Bob, in regards to the AVC transaction where you took the minority interest, and you don't have a lab relationship there. Have you thought more about the potential to move in to Canada or you potentially try to bring lab tests across via (TestExpress) to one of your Tennessee facilities or anything like that?

Bob Antin:

          Well, we are going to support their hospitals, particularly in Alberta. And I think what we're looking at is being a - as a captive in-house laboratory for their facilities right now. I think the Canadian market has gone through a change recently.

          And I think right now, our focus is to provide in-house capabilities to the AVC hospitals, which are the hospitals that we had made an investment to try to help them upgrade. From there, we'll make - we'll make some decisions. But I think our first focus is really to do that.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 12


Ryan Daniels:

          OK, great. Thanks for the color, guys.

Operator:

          We'll take our next question from July Johnson, Piper Jaffray.

July Johnson:

          Hi. Thanks for taking my question. My first - my first question here would be to get a little bit more color on what you're seeing at the veterinary clinics in terms of less frequent visits to the vet versus decreasing spending on discretionary types of services or just a little bit more color on anything that you're seeing there.

Bob Antin:

          It's much as we saw in the past. I think our experience - I think our experiences, which I shared with you our revenue at the end fell across the board. I think the appetite for veterinary - what we're getting anecdotal feedback certainly is - there is a sensitivity towards money in the economy that we hear anecdotally. On the high end of specialty hospitals, I think the specialty hospitals and the high-end medical care has been less affected, but there is some small impact that you hear from the economy.

          So, I think it's across the board. I don't think there's an area that's being - that's being singled out, even including on the lower side. I don't think you can - you can see a noticeable difference between the expenditure.

Tom Fuller:

          I think - I'll also point out - if you go back to look at the trend on volume versus revenue per transaction, the last five, six quarters we've been roughly between zero and negative 1 percent. This quarter we're negative 2.8. So you can sort of extrapolate that part of the decline is due to decreasing volume. But it continuously - the trends you've seen in the past of less volume for low dollar products and service-type transactions as those go to other distribution channels - but clearly, there was a - there was a uptake or a decline in the number of transactions compared to the prior five or six quarters.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 13


July Johnson:

          OK, that's helpful. Thank you. And then, in terms of the lab business specifically, what have you seen in trends through the January-February time frame for the lab side?

Bob Antin:

          I can't answer it any more specifically than what I - I suggested before is that when we turn the - when we turn the corner, we felt - we felt weakness. We've seen - in the recent weeks, we've seen additional strength, but I don't know if that's a trend or whether or not it's just a choppy - you know, a choppy experience. On the long term, even from the conference that I know we were - we were at together, the general feeling inside that I get from - and we access our management and our hospitals all over the country - you do get a different sense that there is an awareness of the economy.

          Although right now, it seems a little better than it did at the end of December to beginning of January. But there is a heightened awareness of the - of the economy. I think most people, most hospitals, it's indicative of the spend that's taking place on cap ex, and the construction is still very healthy and very positive. So you don't see
          - you see any falling back on that.

          So I think the overall mood in the profession is very, very positive. But some hesitance, there's just a little bit of hesitance on what they see outside.

July Johnson:

          OK, thank you. And then the last question is more of a housekeeping question. Can you talk about the priorities for use of cash?

Tom Fuller:

          We - as I said, we ended the quarter with $110 million, $111 million in cash with the acquisitions we've done in the first part of the year. We're somewhere in the $70 million, $80 million in cash and looking forward to the acquisitions, the pipeline, and we'll still throw out free cash flow after cap ex and acquisitions, which our first priority is to pay down debt.


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 14


July Johnson:

          OK, thank you.

Operator:

          We'll take our next question from Robert Willoughby, Banc of America Securities.

(Aaron Gordon):

          This is (Aaron Gordon) calling in for Robert. With respect to your Canadian investment, how will that be reflected in the income statement? Will that be a material item in Other Income?

Tom Fuller:

          Canadian?

(Aaron Gordon):

          Yes.

Tom Fuller:

          That's actually given the - given the nature and the size of investment, it will be carried at cost.

(Aaron Gordon):

          OK. And where will that - where will that be reflected?

Tom Fuller:

          Other assets.

(Aaron Gordon):

          OK. Thank you.

Operator:

          Next, we'll hear from Art Henderson, Jefferies & Company.

Art Henderson:

          Could you remind us - the pet food recall extended from the beginning of last year through the end of the second quarter, can you give us - just remind us when that was?

Tom Fuller:

          It was actually in March and April of 2007, which my comment with the
          - my comment with the guidance is mostly related to that, that we do expect a tough comp in Q1 and Q2 due to the additional revenue from traffic, both somewhat in the hospital is hard to - hard to identify,


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 15


          but clearly in the laboratory because it's concentrated, we do expect a tough comp in March and April of this year, which is - it falls in the first and second quarter.

Art Henderson:

          So, from a modeling perspective, you - I think you indicated that you might actually fall below the low end of the range that you've forecasted?

Tom Fuller:

          There is a potential on the lab side that you - that the comp could come below, you know, at the low end or maybe even below, which is consistent with other companies out there, I think, the low end of the range. But, you know, we're - our guidance for the year, so we're still looking at 8 percent to 10 percent for the year.

Art Henderson:

          OK, and then one follow-up, and this might have - I got - I got cut off there when Ryan was asking a question, but in terms of your pipeline for acquisitions, I know you indicated that you're paying about 101 percent of revenue. Are those multiples coming in at all? Is there still competitive interest out there in the field from, you know, I've seen private equities not nearly as active as they once were, but any other sort of corporate players that may be there that are either not participating anymore, then the multiples are coming down? Can you give us some color on that?

Tom Fuller:

          Number one - private equity, they're not going to compete through individual hospitals. They buy the big chains like NVA last year. So, NVA, as Bob mentioned, they're not looking at hospitals. The other companies are out looking at hospitals, but thus far, we've not seen an appreciable increase. That was actually about 105 percent of revenues, which is really - our historical range has been 95 to 105 percent.

          That can vary by quarter depending on - you may have one or two hospitals that's a - you want to pay up for. So, the 105 percent, I think, is very typical of what we're seeing - seen in the past. But it will get more competitive. I think our belief is that the prices will


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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
                                                                      Page 16



          stay somewhat in line because the other companies have constraints on capital and, you know, they need returns as well. So I think the competition is - will be somewhat rational.

Art Henderson:

          OK, thank you, Tom.

Operator:

          Moving on to Rob Mains, Morgan Keegan.

Rob Mains:

          ((inaudible)) a couple of numbers things first, Tom. What did you say the - on the hospital side, the revenues per order was?

Tom Fuller:

          Sorry?

Rob Mains:

          Per order.

Tom Fuller:

          Excuse my cold too. Revenue per order was at $136.20 - on a same-store basis, $136.27, up 5.4 percent from the prior year.

Rob Mains:

          Got you. And then, I - a question on this workers comp - $3.5 million if I looked at the supplemental - one of the supplemental disclosures you had, $2.77 million was hospitals, while your - about $600,000 was labs. Where's the other $175,000?

Tom Fuller:

          (Corporate) and Sound Technologies.

Rob Mains:

          OK, then the - I can ask Ryan's question yet another way. If you look at the hospitals, am I correct in saying that if you look at the decline that you saw, surgeries as well as routine visits were off about the same?


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Bob Antin:

          Yes, I think - I think surgeries on the elective side were off a little bit - a little bit more than were the outpatient visits, but they were both down.

Rob Mains:

          OK, so (it's been not) ...

Bob Antin:

          (And) distinguished from emergency surgeries, but the elective surgeries were down, as were the outpatient visits.

Rob Mains:

          OK, and ...

Tom Fuller:

          I don't think it was - it - down, the growth rate was down.

Rob Mains:

          The growth rate was down.

Tom Fuller:

          We still had positive growth.

Rob Mains:

          Right. But - and they were both hit about the same?

Bob Antin:

          Similar, very similar.

Rob Mains:

          OK, all right. Then another thing - I must be just looking at this wrong. Same-store lab growth was in excess of overall lab growth?

Tom Fuller:

          Yes, good question, actually. Again, the same - the total growth was
          8.4. There was a difference in number of business days, so the 9.1 percent is business day adjusted. We had one less business day for the quarter.


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Rob Mains:

          OK. And then, could you discuss - have you done the analysis of looking at the labs same stores, what it would've been if you exclude the large customers that you lost in the quarter?

Tom Fuller:

          It was the - we lost two of our large corporate clients for, I think, strategic reasons more than competitive reasons. They account for roughly 0.6 percent to 1 percent of revenue. And going forward, that'll be somewhere about 1.25 to 1.5.

Tom Fuller:

          One-and-a-half percent going forward.

Rob Mains:

          Of total revenues?

Tom Fuller:

          Total lab revenues.

Bob Antin:

          Total lab revenues.

Rob Mains:

          The lab revenue. So on a - on a same-store basis, that's going to be a bigger hit than that.

Bob Antin:

          (No, most labs thought it would be).

Tom Fuller:

          Most lab got their same store.

Bob Antin:

          Store.

Rob Mains:

          All right. OK, all right. So on the - in the - in the quarter, how much was it?

Tom Fuller:

          0.6 to 1 percent.


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                                                        Moderator: Tom Fuller
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                                                                      Page 19


Rob Mains:

          0.6 to 1 percent. OK. All right. And on the labs, kind of the same question as the hospitals, kind of routine low-end tests versus the esoteric test. Not that there's as much weakness there, but again, across the board rather than anything that you point to, were you saying that either the high end or the low end is really what you're missing?

Bob Antin:

          It's across the board.

Rob Mains:

          All right. I'll hop off. Thanks.

Operator:

          As a reminder, to signal for a question, please press star one on your telephone keypad. Next, we'll hear from Dawn Brock, JP Morgan.

Dawn Brock:

          Good afternoon, guys. I just wanted to drill down a little bit into margins, particularly on the hospital side. Can you give us an idea of, you know, where the real weakness was in the quarter and how it looks going forward as far as, you know, where you think that improvements can be made as we go into the first half of `08?

Tom Fuller:

          As you know, I think one of the great things about our business model is it's - particularly in the lab, but also in the hospital business - it's a pretty high fixed cost, high variable margin business. And so, I think much of the declining margin in the hospital, 170 basis points of adjusted gross profit margin decline, is due to the fact that revenue did only grow 2.5 percent, which is, you know, at or slightly below some of our inflation cost increases.

          You know, I think we did a fantastic job of controlling costs in the past, that's why we've been able to get margin improvement historically. I'd like to think we can continue to do that, maybe even do a better job going forward, but it really depends on what the revenue looks like as we proceed into the current year.


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                                                        Moderator: Tom Fuller
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                                                                      Page 20

Dawn Brock:

          I ...

Bob Antin:

          It was variable labor that - labor was a little bit, and health insurance was a little of it. And we didn't anticipate as quicker as fall off of the revenue, because it hit us pretty quickly. Moving forward, the - some of the labor over time in particular - certainly not any layoffs, but watching the labor a little bit more closely will help us as well.

Dawn Brock:

          Bob, is it fair to say - I mean, just kind of piecing everything together that, you know, in the fourth quarter, there were, you know, maybe three or four weeks or two or three weeks that were really bad, maybe again that happened in January, and then kind of on either side of that there really hasn't been, you know, much of a - much of a change so that it seems - not that I'm trying to isolate it. It just seems as though there was, you know, kind of a drastic shift toward the end of the fourth quarter, which continued into the beginning of the first, but, you know, not a whole lot of substance around that drastic shift.

Bob Antin:

          Well, we'd be misleading, and we also haven't released week by week. I think the general sense that we got hit by a real cold wave is accurate, and I think we hit that on both sides. I think your - I think your comment is pretty accurate, but I don't want to go into the (fringe) side because that would give you too much and suggest a trend, and I'm really hesitant to do that.

          I do think we got hit pretty quickly and sharply in a - in a period of time. I'm just trying to stay away from the number of days and weeks that hit us. And I think it was industry because going back to one of the questions before, even when we looked at our own hospitals and the revenue mix, they all fell, including laboratory. The growth rate in the laboratory revenue inside of our hospitals fell, which is indicative of what we would see in the lab, and it hit at about the same time.


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                                                        Moderator: Tom Fuller
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Dawn Brock:

          OK, excellent. And then you probably have been beaten to death on the acquisition side and just how strong it was.

Bob Antin:

          We've been beaten to death.

Dawn Brock:

          I'm just joking.

Bob Antin:

          In general.

Dawn Brock:

          You know, $50 million to $60 million, I mean you're halfway, if not more than halfway there already, and we're only, you know, a month-and-a-half into the year. You know, how strong is the pipeline, or do you guys just expect a lot of this to be front-end loaded?

Bob Antin:

          Oh, I think the pipeline is strong, and I'd like to still stay within with our - within our guidance. I think there is opportunity for the reasons that I expressed, including the interest that's shown by some of the other companies - quality companies in the industry. So, it's helped a little bit. So, I'm still going to stay within the guidance range.

Dawn Brock:

          OK, thank you very much.

Operator:

          We'll take a follow-up question from Rob Mains, Morgan Keegan.

Rob Mains:

          Yes. Did you see - similar to the question about the (equity) shift in the hospital side, and I know I kind of ask this in a different way. On the labs side, are there any kind of tests that you're seeing either - I guess you would know if that's our - choosing that (is in or out) but are being taken in housing a greater number. I know that there's a new - (IDEXX) a new piece of equipment out. But I'm just asking generically, is there any kind of behavior that you're sensing on the part of that (veterinarians) with a reluctance to use referenced lab services?

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                                                        Moderator: Tom Fuller
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Bob Antin:

          I don't know that that's really it. I think this - as there's greater capability even in our own hospitals that we're able to do inside, the propensity, in some cases, is to do it inside. And some of those are not offered by the lab anyway. So, I don't see a change.

          It's competitive. I think you know that. We've discussed it. It is competitive.

          I don't see that that was the change that took place. You know, we're competing for lab clients with other reference labs. And, you know, underlying it all, there is the in-house testing that's valuable. It's valuable, and as a competitor, it's formidable. So I don't know that that's changed dramatically.

          We're still competing with the other reference labs to - for the clients. I think that's the greater part of the competition.

Rob Mains:

          OK, so it's - this is clearly a case of consumer-led behavior rather than veterinarian led?

Bob Antin:

          I think from the competition of winning clients, that's a veterinary decision.

Rob Mains:

          Right.

Bob Antin:

          And from the underlying, which is what effect that our same-store sales particularly on the hospital. It's certainly consumer led. There's no doubt about it.

Rob Mains:

          I mean is there - is there a reluctance that you're sensing? Because, I mean you've got a number of your own veterinarians. A number - a reluctance on the part of veterinarians to suggest tests, or is it that the consumer is reluctant to pay for them?


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                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
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Bob Antin:

          Oh, you know I think - I think the wonderful part about the profession is that veterinarians are incredibly sensitive to the clientele. So, I imagine it's a little both. I think the thresholds, you know, veterinarians are able to recommend what they medically think is required or necessary.

          But they're also in a room with a client that may be echoing, you know, the fears that they pick up every day on the TV. That's certainly one part of it, there's no doubt. And the other is, as Tom mentioned, just the volume into the hospitals slowed and, as Dawn had mentioned, in a period of time. So I think it's both.

          You know, just a reminder, as you know, the drop-off in the quarter, we had 2.5 percent same-store sales. So, from our guidance, we were a couple of points down. So in no way is it - is it dramatic or structural or any of it. I mean the animal healthcare business, compared to most every other business, has been incredibly resistant.

          And while, as Dawn mentioned, we got beat up a lot, it's a - an incredible industry. It's an incredible cash flow industry, and it's a great place to be right now. Now, from our experience, we've - we face something that we hadn't seen, but nonetheless, we're still positive. There's still positive growing, and the sentiment throughout the industry all the way thru the schools are incredibly positive.

Rob Mains:

          OK. And then an easy numbers question - tax rate, `08, 40 percent?

Bob Antin:

          Yes.

Rob Mains:

          OK. Thanks.

Bob Antin:

          Hey, Sara, we'll take one more question.


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                                                        Moderator: Tom Fuller
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Operator:

          We'll take our final question from Art Henderson, Jefferies & Company.

Art Henderson:

          Hi. Historically, have you pushed through any price increases on your lab or animal hospital side at any particular point during the year?

Bob Antin:

          In February.

Art Henderson:

          Are you guys still planning to do that? I mean have you done that already this February, or ...

Bob Antin:

          Yes.

Art Henderson:

          OK, you have.

Tom Fuller:

          The hospitals side. The hospitals side will, you know, on the course of the year, continue to adjust prices because you get them from the suppliers.

Art Henderson:

          Yes.

Tom Fuller:

          But as a - as a general rule, most of the pricing comes on the hospital side twice a year, but they're gradual. They come gradually, and they're affected by supply. On the lab side, it's once a year in February.

Art Henderson:

          And on - what sort of percentage increases did - is it a fixed percentage you pushed through or is it just varied by test or ...

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                                                                   VCA ANTECH
                                                        Moderator: Tom Fuller
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Bob Antin:

          It varies on both sides. It varies by test, by competition. Prices have funneled up through the - except for supply costs, which are determined by the cost of our goods. On the service side, it's been funneled up all the way from the local hospital for the surveys they do.

Art Henderson:

          But there's - Bob, there's nothing that has occurred from an economic standpoint ...

Bob Antin:

          No.

Art Henderson:

          ... the macroeconomic standpoint that would've caused you to reduce the price increases in any way?

Bob Antin:

          No.

Art Henderson:

          OK, all right. Thanks. That's all I needed.

Operator:

          That is all the time we have for questions. Mr. Antin and Mr. Fuller, I'll turn the conference back over to you for any additional and closing comments.

Bob Antin:

          Thank you very much, and I'd like to thank every body, and I'd like to remind every body that what I said a moment ago is that we are in a - in a phenomenal industry that's a little choppy right now. We're very, very positive in the outlook. We're still investing very, very aggressively in the industry.

          We love the industry. Our consumers, our demand comes from people who view their pets as part of the family. And while there might be a little bit of choppiness, I think the industry as a whole has been wonderful, continues to be in the outlook. I think it's incredible. So, I'd like to thank every body on the call. Thank you.

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                                                        Moderator: Tom Fuller
                                                        02-21-08/3:30 p.m. CT
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Operator:

          That does conclude our conference for today. We thank you all for joining us.

                                       END